Ryan Specialty Group – Third Quarter 2021 Earnings Call, November 11, 2021

EXHIBIT 99.2

Ryan Specialty Group

Third Quarter 2021 Earnings Call

November 11, 2021

C O R P O R A T E P A R T I C I P A N T S

Noah Angeletti, Treasurer

Patrick Ryan, Founder, Chairman and Chief Executive Officer

Timothy Turner, Director and President

Jeremiah Bickham, Executive Vice President and Chief Financial Officer

C O N F E R E N C E C A L L P A R T I C I P A N T S

Mike Zaremski, Wolfe Research

Adam Klauber, William Blair

Tracy Benguigui, Barclays

Elyse Greenspan, Wells Fargo

Alex Scott, Goldman Sachs

Meyer Shields, KBW

Weston Bloomer, UBS

0

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Ryan Specialty Group – Third Quarter 2021 Earnings Call, November 11, 2021

P R E S E N T A T I O N

Operator

Welcome to the Ryan Specialty Group Third Quarter 2021 Earnings Call.

Please note this conference is being recorded.

I will now turn the call over to your host, Noah Angeletti.

Noah Angeletti

Thank you, Operator.

Good afternoon, and welcome to Ryan Specialty Group Holdings Third Quarter 2021 Earnings Call.

This afternoon, the Company released its financial results for the quarter ended September 30, 2021. The earnings release is available on the Investors section of the Company's website at ryansg.com.

I would like to remind everyone that certain statements made during this call are not based on historical information and may constitute forward-looking statements. Any statements that refer to projections, forecasts or other characterization of future plans, events or circumstances, including any underlying assumptions, are forward-looking statements. These statements are based on Management's current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements.

I refer you to the Company's filings made with the SEC for a more detailed discussion of the risk factors that could cause actual results, levels of activity, performance or achievements to differ materially from those expressed or implied in any forward-looking statements made today. The Company undertakes no duty to update any forward-looking statements that may be made during course of this call, except as required by law.

Additionally, certain non-GAAP financial measures will be discussed on this call. Our presentation of this information is not intended to be considered in isolation or as a substitute for the financial information presented in accordance with GAAP. Reconciliations of these non-GAAP financial measures to the most closely comparable measures prepared in accordance with GAAP are included in our earnings release which is available in the Investors section of the Company's website at ryansg.com.

With that, I'd now like to turn the call over to the Founder, Chairman and Chief Executive Officer of Ryan Specialty Group, Pat Ryan.

Patrick Ryan

Good afternoon, everyone. Thank you for joining us on our Third Quarter 2021 Earnings Conference Call.

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Ryan Specialty Group – Third Quarter 2021 Earnings Call, November 11, 2021

In today's call, I will provide a brief overview of the quarter and our differentiated business model. Our President, Tim Turner, will then give an update on each of our three specialties. Finally, our CFO, Jeremiah Bickham, will walk you through the details of the quarter and then we'll open it up for Q&A.

We had an excellent quarter, which was our first quarter as a public company and a testament to our great team. We executed well in all facets of our business and grew our top line by nearly 50%. The majority of that growth was accomplished organically. This type of organic growth rate is seldom seen in the industry and is clear evidence of the differentiated value that the Ryan Specialty platform provides to its new and existing clients.

Our team continues to demonstrate its talent and expertise to deliver critical solutions to our trading partners in placing these complex risks. It's vital to be a subject matter expert and specialize in the product, the industry, or both, and for us, that expertise is evident in our wholesale and our delegated underwriting authority specialties.

We also continued to grow our bottom line, leading to another quarter of strong Adjusted EBITDAC and expanding margins compared to the prior year period. We have a firm handle on our business. We continue to be the destination of choice with the best talent in our industry. We're in a prime position to sustainably grow Ryan Specialty at an impressive pace for years to come.

As we near the end of 2021, we continue to see strong trends in our industry

The Sixty-five-plus billion dollar E&S market continues to expand faster than the admitted market as the complexity of risks continues to grow. This requires experience and knowledgeable producers and underwriters to guide clients with innovative and customized solutions. That's our power alley. Innovation is in our DNA and provides us with a long-term opportunity to grow both sustainably and profitably.

Pricing in the E&S market remains firm and resilient. As a reminder, our model is built to outperform in any pricing environment.

Retail broker panels and delegated underwriting authority remain fragmented to a very large extent and a significant amount of consolidation is yet to occur. This will lead to a continued movement by retailers toward a singular solution for the E&S needs, which we are well positioned to serve.

And our pipeline for M&A remains robust, and we continue to have productive conversations with potential targets to add to our platform. We will remain very active but disciplined with respect to M&A and we'll execute only when the opportunity is right.

Our independent whole service model, scale distribution platform and deep bench of experts gives us a clear advantage compared to our competition. We believe we have the most comprehensive product access, underwriting knowledge, and extensive distribution network for both retail insurance brokers and carriers. This has enabled us to become the preferred and trusted partner for 97 of the top 100 retail insurance brokers in the country.

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Ryan Specialty Group – Third Quarter 2021 Earnings Call, November 11, 2021

Notably, we continue to prioritize our recruitment, development and retention of the top talent in the industry. We constantly recruit the most talented individuals to join Ryan Specialty, empower them to contribute diverse perspectives and thought leadership, and enable them to become an integral part of our winning culture. As a result, they have incredible opportunities to succeed and are very well rewarded for their contributions. Looking ahead, our growth plans remain firmly intact and we're well positioned to execute on that.

As I noted on our prior call, we will continue to methodically invest in our growth and ensure Ryan Specialty remains the destination of choice for industry's top tier talent. We will continue to lead with innovation, to meet the ever changing needs of the market. We will continue to expand and deepen our relationships with our current clients as well as to continue to win new clients. We will further enhance our future organic growth capabilities by executing strategically and prudently on M&A.

In summary, I'm very proud of our team's tremendous efforts in the third quarter. Our dedication, empowered by our winning culture, has clearly contributed to our positive performance results and continues to validate our business model and our value proposition to our trading partners. I remain very excited for the future growth of our Company and our ability to continue to deliver long-term value for our Shareholders.

With that, now I'm very pleased to turn the call over to our President, Tim Turner.

Tim.

Timothy Turner

Thank you very much, Pat.

As Pat highlighted, we had an outstanding quarter and our success was broad-based across our three specialties. Our Wholesale Brokerage Specialty is where we distribute a wide range and diversified mix of specialty insurance products, and solutions from insurance carriers to retail brokerage firms. We experienced solid growth across property and casualty lines and especially in professional liability lines of business. This growth was driven by our continued strong performance in this prolonged hard market combined with an increasing flow of business into the E&S channel.

At our Binding Authority Specialty, we continue to see strong growth within our small commercial lines of business. In addition, on our prior call, we noted the tremendous opportunity to address the highly fragmented delegated authority market where both M&A and panel consolidation are in their very early stages. For decades, companies that delegated binding authority did so on a state-by-state or geographical basis, which created thousands of binding authorities all over the country. This was a very inefficient model for retail brokers.

Now that we can much more easily accumulate and analyze data, that inefficiency has become more evident than ever, and we view the consolidation of these fragmented binding authorities and intermediaries as inevitable. With the addition of All Risks last year, we now have a more robust infrastructure and an enhanced talent base for delegated underwriting authority firmly in place. Now we just need to continue to execute, just as we've done every day.

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Ryan Specialty Group – Third Quarter 2021 Earnings Call, November 11, 2021

If we do what we do best, recruit and empower talent, train young professionals and make prudent strategic acquisitions, we believe we will be on pace to build the first truly 50-state binding authority operation. It's an exciting time in our industry, and we are well prepared for it.

Our Underwriting Management Specialty also produced another excellent quarter, led by our property and casualty lines, as well as our transactional liability and national programs, all performing exceptionally well. I would also be remiss if I did not congratulate Miles Wuller on his promotion to Chief Executive Officer of our Underwriting Management Specialty. Miles has been with Ryan Specialty from the beginning and was the natural choice to succeed Tom. Miles was already the President of Underwriting Management, intimately familiar with the business and has hit the ground running in his expanded role leading the specialty.

As Pat mentioned, the environment for M&A remains highly competitive, particularly with respect to Underwriting Management. As we have always done, we will remain disciplined in our approach to M&A in each of these specialties. We're able to do this because of our tried and true positioning and strategy of successfully recruiting and retaining talent, as evidenced by our industry leading, producer retention figures. This has enabled us to firewall the trends of talent migration we're seeing in the industry and allows us to continue adding new specialized talent to our Managing Underwriting Specialty along with developing our current roster in order to continue growing the business.

We also continue to make steady progress at developing our new Employee Benefits specialty, which we will be focusing on wholesale benefits brokerage and managing general underwriting capabilities to serve the needs of retail brokers. Pat and I are very pleased with the breadth of opportunities that are coming to market.

Speaking of opportunities, our pipeline for M&A remains deep, as Pat noted, and we will continue to make disciplined investment decisions where we see clear opportunities to partner with successful specialty firms that are aligned with our goals, culture, values, and expectations for organic growth. We were all very focused on the IPO in H1, and with it behind us, our M&A program is back in full focus. To put a point on it, today's acquisition is tomorrow's organic growth. We hope to be back to you soon with more updates.

In terms of the E&S market, pricing remains robust. While we are seeing rate deceleration in a couple of lines such as excess casualty, we also see hardening and price acceleration in other lines, most notably cyber. But as we've noted, we see the increasing flow of business into the E&S channel and the continued expansion of the non-admitted market as the more significant driver of Ryan Specialty’s growth. With these tailwinds, we're going to press our competitive advantages to continue to grow our business.

With that, I would now like to turn the call over to our Chief Financial Officer, Jeremiah Bickham, who will give you more detail on the financial results of our third quarter. Thank you.

Jeremiah Bickham

Thank you, Tim.

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Ryan Specialty Group – Third Quarter 2021 Earnings Call, November 11, 2021

In Q3, we grew total revenue nearly 50% year-over-year to $353 million. Our strong top-line increase was driven by organic revenue growth of 28.9% for the quarter and contributions from the All Risks acquisition for the months of July and August. As a reminder, All Risks became part of our organic revenue growth calculation beginning in September of this year. Our exceptional organic revenue growth is attributable to a combination of new client wins and expanding relationships with existing clients.

Also picking up on Tim's comments from a moment ago, as more risks flow into the E&S channel, our total addressable market expands, which provides additional opportunities for organic growth. Our revenue growth was further enhanced by multiple classes of risks, realizing year-over-year premium rate increases, which drive increases in commission revenue, since it's generally calculated as a percentage of total premium.

Total operating expenses for the third quarter were $353 million, a 68% increase year-over-year. A large driver of this increase was compensation and benefits expense, which grew 76% from the prior year period to $287 million in total.

Now, we expected this large increase in compensation expense for several reasons.

First, compensation and benefits expense are heavily correlated to revenue growth, as many of our producers are compensated based on a percentage of the revenue that they generate.

Second, we incurred IPO-related compensation expense of $58 million in Q3. Now, this number reflects multiple IPO-related events, including one-time payments made at the IPO, expense related to the revaluation of our pre-IPO equity awards, which includes additional expense recognized day one, plus the first quarter of new expense related to those pre-IPO revalued awards and it also includes the first period of expense related to new one time IPO equity awards. All of these, of course, were discussed in detail in our filings with the SEC at the time of the IPO.

I should note also that the revaluation of the pre-IPO equity grant is a function of the fact that, technically, there was an exchange of the old awards for new awards as part of the IPO. As a reminder, these awards along with all IPO-related employee equity grants are included in our presentation of adjusted diluted earnings per share. We expect IPO-related compensation expense will decline by over 50% in Q4 relative to Q3 and then will continue to decline in future quarters, as the equity awards are subject to a graded vesting schedule within our financial statements. In the spirit of transparency, we've separated IPO-related compensation from our normal course equity-based compensation in the walk-to Adjusted EBITDAC.

Finally, this quarter, we saw a large increase in acquisition-related long-term incentive comp, which is primarily due to the All Risks acquisition, and as we've stated before, we think of these as earn-outs in that they are non-operating in nature. Now, despite the overall increase in our compensation and benefits expense, our adjusted comp and benefits expense ratio improved 260 basis points to 60.3% for the quarter, highlighting the scalability of our platform.

Our G&A expense was up $7 million, or 24% period-over-period, due to an increase in travel and entertainment, cost to support revenue expansion, and new costs related to being a public company, as well as costs associated with the All Risks business. This increase was partially offset by a decrease in acquisition-related expenses compared to the prior year period.

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Ryan Specialty Group – Third Quarter 2021 Earnings Call, November 11, 2021

Now, we expect both T&E and public company costs will continue to rise over the next several quarters as T&E normalizes to something closer to the pre-COVID levels and as our public company costs roll into our results over the next three quarters. We note that Adjusted EBITDAC for the quarter grew 56% year-over-year to $105 million and our Adjusted EBITDAC margin rose 140 basis points to 29.8% for the quarter. Primary drivers of this margin increase include our revenue growth leading to scale in adjusted comp and benefits, as well as continued realization of cost savings from our restructuring plan which we initiated in 2020.

As noted previously, when fully actioned by June 30 of 2022, we expect to achieve $25 million in cumulative annualized savings from this plan. As we think about Adjusted EBTIDAC margin in Q4 and for 2022, it bears repeating that we still expect a more normalized pre-pandemic level of T&E expense as the world returns to a broader level of in-person meetings and events. We will also have a full year of public company cost in 2022 and we will as always continue to invest in the long-term growth of our business, including the onboarding of additional talent. Over the medium and long term, we expect that our significant growth will yield sustainable operating leverage.

GAAP net loss for Q3 2021 was $33 million and was primarily attributable to the $58 million of one-time IPO related charges that I mentioned just moments ago. This quarter is our first quarter reporting EPS, and both basic and diluted loss per share were negative $0.16 for the period. Adjusted net income for the quarter, which excludes IPO and other unusual expenses, increased 51% year-over-year to $62.9 million. Adjusted net income margin was 17.8%, a 20 basis point year-over-year improvement, reflecting operating leverage as revenue growth outpaced our growth in operating expenses.

We reported adjusted diluted earnings per share of $0.24 for the quarter and believe this metric provides a more comparable period-over-period measure for our operating performance. Please refer to the earnings release and our 10-Q where we further discuss the components of our adjusted diluted EPS.

Given our strong Q3 results, we are raising our full year 2021 outlook for organic revenue growth and Adjusted EBITDAC margin as follows.

Our organic revenue growth rate for the full year 2021 is now expected to be between 21.5% and 22.5%, which is above our previous guidance of 18% to 20%. As a reminder, with All Risks now part of our organic growth calculation, our organic growth comps will be more challenging going forward, given the higher revenue base. Adjusted EBITDAC margin for the full year 2021 is now forecasted to be between 31.5% and 32.0%, and this is up from our prior guidance of 30.0% to 30.5%.

With that, we thank you for your time and we'd now like to open up the call for Q&A.

Operator.

Operator

Thank you. First question comes from Michael Zaremski with Wolfe Research.

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Ryan Specialty Group – Third Quarter 2021 Earnings Call, November 11, 2021

Mike Zaremski

Hi. Good evening. Thanks.

I guess first question, looks like a good issue to have is organic just keeps being incredible, honestly. I know you gave us some color, a lot of color on the prepared remarks, but I guess I'm trying to get at, do you feel that there's certain drivers we should be thinking through a little bit more? Or is the total E&S market just kind of expanding more than maybe we appreciate, or maybe at cyber or certain property in certain states we should be thinking about a little bit more, because it feels like your win rate versus the industry or versus the E&S market is widening a little bit in recent quarters?

Patrick Ryan

That is a great way to ask that question, because we anticipated the question obviously. But I like the way you asked it, Mike, because there are a lot of nuances.

I'd like to ask Tim to answer the part about areas of focus that are really expanding more rapidly than originally expected and that are remaining very strong.

Timothy Turner

Happy too. Thanks, Mike.

The market, as we know, continues to expand in the non-admitted P&C market North America. We get monthly stamping results from WSIA, and all point to increase in non-admitted surplus lines business, more dumping and shedding from the standard companies here in the U.S. But inside that market, we have these niche firming phenomenons that we'd referred to several times. Some of those are really emerging today and driving a lot of this growth where we're very well positioned. Healthcare would be an example of that. Construction. Cyber: very, very accelerated firming in the cyber market. Transportation continues to be a challenge in the U.S.

We're very well positioned in each of these specialties. We’re deep in broking talent and deep in underwriting talent, and very well prepared to absorb the new flow but to try and get market share at the same time. So very dynamic marketplace that we're in, and we're battling the very best E&S brokers and underwriters every day for that market share.

Patrick Ryan

Then I would add to that, Mike, that the way you asked the question provides the opportunity for us to make sure we're focusing on the fact that we have these two specialties, wholesale broking and delegated authority, underwriting, admin and distribution. They're similar in many ways, but there is also some differences.

Our wholesale market, 71% of that is in the E&S market. The part that is not in the E&S market is workers comp and auto. Of course, those have to be in the admitted market by law. When you get to our delegated authority managing underwriting, our binding authority business is all in the E&S market, but for comp and

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Ryan Specialty Group – Third Quarter 2021 Earnings Call, November 11, 2021

auto. We don't do a lot of comp in the binding. Then there's a part of the delegated authority that serves admitted products, just because of how those lines of business are distributed.

For example, M&A reps and warranty, those are mostly admitted markets. There's more growth in the E&S market now because of the market conditions, but traditionally, they've been very much admitted market. They’re phenomenons in the delegated authority business because, as you know, in wholesale broking our duty of care is to our retail broker.

The managing underwriting, our duty of care, is two-fold. Our first is primary duty of care is to the capital provider, because they are giving us their pen and they're relying on us to produce operating profits for them, underwriting profits I should say. We take that very seriously.

On the wholesale business, brokers work hard to place that risk at whatever best terms they can get to serve our retail broker and their client. In the delegated authority, we are really doing very well. We have new leadership with Miles Wuller as the CEO and Cortezi as the Chair, ably supported by Kieran Dempsey, our Chief Underwriting Officer, and a great team. They have to be very conscious of producing profits for the capital providers. And to sustain that business, which we are doing very well at, you better be producing profits for them or they’ll change their appetite or change their underwriter.

So it's important to be looking at that because they're just those nuances. Some other nuances that are really important is that when we got into the All Risks acquisition, we got a very strong position in program business. So we've had at legacy, Ryan Specialty, great managing general underwriters and a growing binding authority business, but very little program business as is defined in the industry. But that’s changed dramatically with that acquisition.

Now, what happens in the program business is that these are all very specialty lines, and markets get different appetites, competition comes in when prices are going up and you get more difficult competition, or people pull out. We replace the capital with new capital to the program, but not new capital to us. So there's some nuanced movement within the managing underwriting that I think is important to be aware of or keep aware of, I know you're all aware of.

What we've done, and Tim has done this brilliantly, is when we started we set up these practice group verticals where we specialize by line of business, by industry or by a combination of both. We chose areas that are going to grow, that are growth industries construction, healthcare, energy, etc., real estate and that's all paid off well. A lot of those product lines have gotten quite difficult, professional lines across the board. Tim talked about cyber. But there's also a lot of economic influences in some of these lines. So you'll see in our numbers, that there was a rebound fourth quarter of last year in the economy. A lot of deferred building, construction, a lot of deferred M&A. So we had very strong quarters last year fourth quarter in M&A and in construction as well.

Now our binding authorities suffered a bit during the lockdown because it was smaller businesses, a lot of hospitality. There were bankruptcies, there were people pulling back, shutting down for quite a while, and so all of that started to move again during the year. So there was some catch up, not in terms of how it was accounted for, but in terms of how it came to market because there was a lot of deferred activity.

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Ryan Specialty Group – Third Quarter 2021 Earnings Call, November 11, 2021

As you're looking at '21 you've to recognize that there was that boost in the economy that really took hold in the fourth quarter. That's obviously continuing, but the boost in the economy has adjusted itself as it naturally would. So I'm glad you asked the question the way you did, because it really is important for all of our Investors to understand some of these nuances.

Mike Zaremski

Appreciate the color, a lot for us to dig into. Maybe one quick follow-up if I may, probably for Jeremiah. I'm people will focus on, in the Q&A on margins; but if I were to look at free cash flow conversion, it looks like it didn't—maybe I'm nit-picking it, it didn't improve as much as a percentage of revenues. Is that something you guys were focusing on? And also is 4Q still a seasonally weaker kind of a quarter for free cash flow?

Jeremiah Bickham

Mike, when you quote the cash flow wasn't quite up to expectation, are you looking at cash flow from operation and taking out Capex, like the traditional method?

Mike Zaremski

Actually, I’m looking at our model and I'm doing free cash flow before a couple of items divided by rev. So I can follow-up after to give you the step. I guess I know there's no really consensus free cash flow numbers out there, but it did look a little weaker than we than we thought. So I know there's nuances in the quarter.

I guess maybe asking another way, do you guys feel free cash flow was a little light versus kind of what you guys were expecting? Or is it just kind of firing on all cylinders, and there's going to be nuances to that, and there's nothing really changed since kind of what you guys told us during the IPO period in terms of how to think about things?

Jeremiah Bickham

Mike, when you look at our adjusted free cash flow, so taking out things like the IPO and our normal non-recurring add backs, we're very much on track. Nothing out of the ordinary. Where people sometimes get off track trying to just do like one of the conventional free cash flow calculations, they look at cash from ops take out Capex. Remember that we inherited these basically earn-out payments as liabilities with the All Risks acquisition, and as we pay those down, and we paid down $30 million, $31 million of those LTIPs that, again, we think of as earn out in Q3, that comes out of operating cash flow, and that's really more of an investing cash flow. So with that adjustment alone probably adds a lot of normalcy to your calculation. I would imagine.

Mike Zaremski

Yes. Adjusting for that, okay. Sorry go ahead.

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Ryan Specialty Group – Third Quarter 2021 Earnings Call, November 11, 2021

Patrick Ryan

I was going to say, as you know, those payments were a brilliant plan by Nick Cortezi on retention of people, and they were part of the purchase price. So in effect that's really purchase price that's being with a differed purchase price to retain the team.

Mike Zaremski

Okay. Understood. I'll tweak our model. Thank you very much.

Jeremiah Bickham

Thank you, Mike.

Operator

Next question, Adam Klauber with William Blair.

Adam Klauber

Thanks. Good afternoon, guys.

Clearly, there's a lot of dislocation continuing in the property markets with all the weather and storms. Can you talk about, particularly in the underwriting management section, how you're helping to meet demand there? And probably more obvious on the wholesale, if you could touch on that too. But in the underwriting management, how are you helping clients ramp up for that dislocation?

Patrick Ryan

I'll start that answer and then turn it to Tim.

We’ve been working diligently, vigorously all year to bring more capital into those facilities, and we're having quite good success. You put your finger on it: because a lot of people are pulling back, Adam, as you know, on the support of property CAT, but in anticipation of that, I think our team has done it well, we’ve been working to replace that.

Tim why don’t you pick up on that?

Timothy Turner

Sure, Pat.

Adam, great question. There's no doubt about the property market continuing to firm. It was already very firm, but these storms like the Texas freeze and Ida, aspects of those storms were poorly modeled by many carriers. So we see a constriction in the marketplace, more dumping and shutting from the standard markets, and we're ready for it. We're geared up for it. We have lots of very top-rated property brokers

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Ryan Specialty Group – Third Quarter 2021 Earnings Call, November 11, 2021

across the country. We’re loaded up in the hubs. We can take a huge influx of property business coming into the channel. As Pat mentioned, we've been building out our proprietary MGUs and underwriting platforms in CAT property.

We’ve ready for it. We believe the first quarter heavy buying season will increase the flow into our channel exponentially. So we're excited about it. We think we can bring even more value to our retail customers.

Adam Klauber

Great. It seems like you're definitely at the right place at the right time. Any chance you could give us a magnitude of the capacity, even ballpark, that you lined up, and do you think you'll be able to increase that capacity? Again, there's foreseeable, you could have a lot more demand next year, so yes, if you could just add any color on that, that would be great.

Patrick Ryan

Well, I would just start and then I'd turn it to Tim.

We've established, a few years back, as London was pulling back and a lot of our business, particularly in the delegated authority, had been sourced in to London, replacing them with European, U.S. and Bermuda capital, little bit of Asia, but mostly European and U.S. and Bermuda.

That's a lengthy process, Adam, as you know and it's a two-plus-year project, but we've spent a huge amount of time on it, all of '21. That's what Tim was referring to, is that the buying season in the first quarter, we’re confident that we're going to be able to help our clients even more so than we have in the past as these needs are growing and the capital available is shifting.

Timothy Turner

In addition to that, Adam, we have a myriad of platforms and facilities in CAT property. So the largest, MGU, GEM and TRUE, doubled their capacity over the last twelve months. So very, very well prepared in a deep arsenal in our top MGU. But it's beyond that. We have multiple programs, property programs, CAT programs, embedded in the RT offices around the country. Of course, we have programs that we picked up from the All Risks acquisition that are very helpful as this market gets tougher in property.

It’s a combination of those efforts, all led by a top fleet of property brokers across the country that do the battling upfront and get control of these marketing exercises. So we're very, very excited and think we can be an industry leader in capturing this new flow that's anticipated in the channel.

Adam Klauber

Guys, well, thanks. Good perspective. It sounds like that's a very nice growth engine for time to come, so thank you guys.

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Ryan Specialty Group – Third Quarter 2021 Earnings Call, November 11, 2021

Operator

Next question, Tracy Benguigui with Barclays.

Tracy Benguigui

Thank you. Just a quick question on your updated guidance on organic revenue. I know you don't provide quarter-by-quarter guidance, but we could all calculate the implied 4Q being sequentially down. I understand on seasonality perspective 1Q and 3Q are seasonally low on revenue, but 2Q and 4Q are seasonally higher. So maybe you could just help me understand what's behind the prudence of your implied 4Q organic revenue. You sound so upbeat about your business condition.

Jeremiah Bickham

Definitely. Your math is correct, Tracy. The guidance does imply organic revenue growth for Q4 that's lower than Q2 and Q3. You probably got to the same math, mid-teens, which I'll explain in a minute. But I hope we all agree that in isolation that's still a fantastic quarter in terms of organic revenue growth. But I know the heart of your question is it's different. The answer is no. So our Q4 organic guidance does not represent a slowdown in flow or a significant change in market conditions, as you probably picked up from Tim and Pat’s comments.

Just to help break it down where we're coming from, so our Q4 last year was enormous, partially because of pent-up COVID demand, and Pat touched on that a little bit. But a good example of what we experienced in Q4 2020 was our two transaction liability MGUs had record quarters in Q4 of last year. Looking at Q4 this year, I mean, M&A is hard enough to forecast, and they're definitely not forecasting back to back record breaking Q4s.

Also, and this will be possibly schematic for us for a little while, the growth rate of two successive quarters doesn't necessarily imply a trend. For example, our organic growth rate in Q1 this year was only 18%, but that was lower than our organic growth rate in Q4 of last year, which was 22%. But clearly, it would have been a mistake to extrapolate that, because we've been 20% plus for the last two quarters.

In general, you mentioned prudence, Tracy, look, clearly, our business is capable of growth rates much higher than mid-teens. When the opportunity presents itself, we'll grab it. But those opportunities are often hard to predict, and you're right. It wouldn't be prudent of us to put that in the forecast. So because our business is seasonal, because prior year comps are always a factor, we advise actually looking at growth trends on an annual basis. That's why we give annual guidance versus quarterly guidance.

To put it all together, we grew 20% organically on a full year basis in 2020, and we're on pace to exceed that exceptional annual growth rate in 2021 by potentially several hundred basis points, and we're really excited about that.

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Ryan Specialty Group – Third Quarter 2021 Earnings Call, November 11, 2021

Tracy Benguigui

Okay. Excellent. Then I also want to touch on delegated underwriting authority. You mentioned that you're constructive, you could be the 50-state player. Could you just remind us how many states you are in now to better assess how transformative that maybe be?

Timothy Turner

The binding authority is a wide range of products and appointments. So when we refer to a 50-state platform, it's multi-line. So there's auto appointments in there, there's property and casualty appointments, there's packaged policy appointments, dozens and dozens of carriers who are in the binding authority space and delegate that authority to us do so in a more and more in a 50-state approach, which historically, as you know, was more of a state-by-state basis.

We’ve rolled that platform up and we continue to collect these 50-state appointments. So today, we're equipped and we have enough products in 50 states where we can RFP with top 100 retail clients in the hopes and anticipation of participating in the consolidation of the use of those fragmented intermediaries.

Getting in position, having enough product on the shelf so to speak, was all part of this 50-state phenomenon. As history would show, carriers had to respond to this repositioning, if you will. So lead carriers like Scottsdale, Nationwide, AIG changed their platforms and went to these 50-state distribution models.

All of that has really come together nicely for us and to position ourselves in a very strong way to the client. So being licensed in 50 states becomes a really important issue, and we have a lot of depth and breadth with the underwriters in every state now.

Tracy Benguigui

Got it. Thank you.

Operator

Thank you. Next question, Elyse Greenspan with Wells Fargo.

Elyse Greenspan

Hi. Thanks. Good evening.

My first question, you guys also seem pretty positive just on the M&A outlook. I think you used the words like you hope to be back soon with more updates. Can you just give us a sense of what the pipeline looks like in terms of just size of deals and which part of your businesses, you think you might be the most active when it comes to M&A.

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Ryan Specialty Group – Third Quarter 2021 Earnings Call, November 11, 2021

Patrick Ryan

Sure. As we said, the pipeline is robust. We're in various stages of development with several great opportunities, and they tend to be pretty consistent with what we've done in the past. There are few a smaller ones, but I mean a couple, but they're very strategic because they involve one of our big regional clients that will enhance our overall relationship together. Then we of course have started the new vertical in terms of benefits, and their discussions were optimistic. This is difficult to calibrate when they merge into to a binding agreement, and when we have a binding agreement generally, that's when we announce. Sometimes it might be earlier, but generally it's when we have a binding agreement.

Those are being worked, and there's no certainty. Some of those can be a little larger, and then there are especially wholesale opportunities that are at stages of discussion. So just generally, we're quite optimistic that we can sustain our past record of M&A activity. But we actually feel, because of all of our growth and success, but also the IPO, that we've got an enhanced brand and that more people—we're getting more calls from people themselves. Then they hire a banker, or we help them find a banker just to get the proper advice. But we're very comfortable with where we are in the M&A activity.

Timothy Turner

Elyse, just for the sake of clarity. When Pat references a binding agreement, we are talking about a definitive purchase agreement, not an LOI. I know some people will report on LOIs. That’s not our plan.

Elyse Greenspan

Okay. That's helpful. Then my second question, you guys continue to show pretty robust margin improvement. I know, Jeremiah, you mentioned some of that is COVID, which you don't expect to continue. But I know in that, some of that is also just better leverage, given stronger revenue growth.

As we think about 2022, has the kind of margin base been lifted? I know you guys have kind of spoken about targeting a margin within the vicinity of 30%. Has the strong revenue growth perhaps upped margin somewhat?

Jeremiah Bickham

You’ve got a good memory, Elyse. So aside from our commitment to continually invest in our business, there will be two impactful themes for next year in terms of margin, and that's returning to, God willing, a normalcy in the environment, and the annualization of our public company cost. It's a correct observation that the outsized growth these quarters has yielded operating leverage, and we think that we can retain some of that. But we're going to be as helpful and transparent as we can when we release guidance for 2022 next spring when we put out our audit, because you will see an impact of T&E coming back to normal and us having a full year of public company costs.

Elyse Greenspan

Okay. Thanks for the color.

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Ryan Specialty Group – Third Quarter 2021 Earnings Call, November 11, 2021

Jeremiah Bickham

Absolutely.

Operator

Next question, Alex Scott with Goldman Sachs.

Alex Scott

Hi. Good evening.

First one I had to you is just the Infrastructure Bill. I was just interested if you could help us think through the impact of that bill and potential opportunities for growth that you'll see out of that?

Patrick Ryan

Sure. We hope a lot of that Infrastructure Bill gets spent in terms of construction, because we all know the country needs a lot of investment infrastructure. It's hard to predict how politicians will roll out that bill and where the money will get allocated early and then later. We hope that they're alert to investing, and you'll recall back in '08-'09, shovel ready, we hope we don't ever repeat a shovel-ready and that there's really serious construction investment, which is tunnels, airports, lots of private investment. We expect that really, but there's no way of knowing. But because of the scale of it, it ought to be material impact on areas of business that we focus in on.

A very strong construction practice and we have a lot of infrastructure capability. So they are saying they could invest in one of our sweet spot. We just hope that they do it quickly.

Alex Scott

Thanks, and I guess follow-up I had was on the All Risks transaction, and just as that starts to come into organic growth in a more full way, I guess starting next quarter, is there anything we should be thinking about it in terms of the way that business is growing versus the existing business and sort of thinking through what that could look like over the next few quarters?

Patrick Ryan

Yes, I would start and then turn it to Jeremiah.

There's always a period on an acquisition of some loss of business that we priced into the purchase price, we factor in the purchase price I should say. That's all basically taken place. The good news is that All Risks, because of their great talent pool and wonderful franchises, has not had a big digesting period in terms of acquisition adjustment: there’s no water coolers to stand around. So that hasn't happened. But frankly, the people are just fantastic and joining the team.

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Ryan Specialty Group – Third Quarter 2021 Earnings Call, November 11, 2021

Right now, as we're here in the fourth quarter, they're at full stride. There's precious little difference between our key wholesale and legacy and All Risks. So exactly what we had hoped for has unfolded, and frankly, the period of digestion was much shorter than most transactions.

They joined the team quickly, emotionally, physically. So we're very pleased with the early results. Now here we are in our second year, as you know.

Alex Scott

Thanks for the answers.

Jeremiah Bickham

Thank you.

Operator

Next question, Meyer Shields with KBW.

Meyer Shields

Thanks so much. Two quick questions. First is I think a follow-up on Elyse. When you've got a quarter like this one, where it's almost impossible to maintain investments at the same pace as organic growth, does that imply a catch-up in investments that we should factor into future quarter's margins?

Patrick Ryan

Well, I'd like to start with that and I'll let Tim pick it up.

One of the things that Tim has done really well in influencing also the managing underwriters is to anticipate the growth and hire ahead of it. So you've heard us say in the past: this is not just a quality business, this is a quality and quantity business. You need the numbers of people to serve your clients. Tim, in anticipation of the market, hired back in '19, urged the teams to hire, hire, hire and they did. So there hasn’t been any real spike. There's has been a gradual build-up, but sizable, of adding staff. So we think we're well prepared.

Tim, you pick it up from there.

Timothy Turner

Sure. Thanks, Pat.

Meyer, right from the get-go in 2010, part of our culture was this commitment to constantly be recruiting, constantly training and developing. So it's a part of our daily life. Not a day goes by that we're not trying to recruit a broker or an underwriting specialist. There's days where we bring half a dozen new people on at a time. So it's constant aggressively recruiting and developing talent. That’s worked real well for us.

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Ryan Specialty Group – Third Quarter 2021 Earnings Call, November 11, 2021

We've got great metrics. We've got a great Management team that helps us manage and balance those expenses. But we do very well, if I might say so myself, in terms of anticipating this growth and these surges of flow into the channel.

As Pat mentioned, in the first and second quarter of '19, we saw the market firming, we saw the percentage of non-admitted business dumping into the channel, but more specifically, we saw it by class, we saw it by region, and we were able to accelerate and add people to capture as much of that business as you could. So we'll continue to do that.

We have lots of opportunities, as Pat mentioned, we're more attractive now to the talent in the industry. Going public has made us even more attractive, and so aspects of that recruiting are getting a little easier and we'll continue to bring in the most talented brokers and underwriters in the country.

Meyer Shields

Okay. That was very helpful. Thank you. Second question, same sort of concept. When you've got organic growth coming in so significantly ahead of guidance, are there any catch-up incentive, compensation expenses; obviously, the overall ratio went down, but wondering whether there are any timing issues related to a look back at the first or second quarter of this year?

Jeremiah Bickham

Any compensation, we call it gearing. I know people call it different things, but when people sort of exceed their baseline bonus for outperformance, and there's been some outperformance this year, that's all factored in to guidance we're giving you for the full year.

Meyer Shields

Okay. Perfect. Got it. Thank you so much.

Operator

Your final question comes from Weston Bloomer with UBS.

Weston Bloomer

Hi, good evening.

My first question is a follow-up on Alex’s question on All Risks. If I run the math, it looks like that business grew kind of high single digits. Now that it's an organic issue, is there a level of organic that we can think about for that business longer term? Or am I thinking about it wrong, and should more think about how it can provide synergies across different business lines, because I do think it might be growing a little bit slower at this point?

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Ryan Specialty Group – Third Quarter 2021 Earnings Call, November 11, 2021

Jeremiah Bickham

Pat gave some good context on All Risks specifically and then just sort of what the first twelve months are often like for a new acquisition. But we're excited about welcoming them into our organic growth calculation. I mean, when you add several hundred million of revenue to the base, it makes comps tougher.

But remember, All Risks, one of the reasons they were the crown jewel of wholesale acquisitions is because they had a very, very strong organic growth engine themselves. They were consistent double-digit growers before we bought them. Generally when we buy companies, we enhance their growth opportunities, not the opposite.

We’re not expecting All Risks to be a drag at all, like—

Patrick Ryan

(Multiple speakers) not a drag right now at all.

Jeremiah Bickham

Exactly. Yes.

Weston Bloomer

Got it. Thank you. Second question, just a follow-up on the new hires commentary. Is there a time period where the new producers, either from M&A or as you make new hires, are a positive benefit to margin? How should we think about that over the next year or two?

Timothy Turner

Well, each hire is a little bit different from the next. But we pride ourselves in accelerating their ability to be accretive, and we have models to look at that and analyze it. But they come in different shapes and sizes. Different state regulations that restrict us in terms of moving business. So we look at each one of those separately, but the key is to accelerate the accretive impact of these producers and underwriters as quick as possible. We've done that consistently, and we plan to continue to do that.

Weston Bloomer

Got it. Thank you. Appreciate the color.

Timothy Turner

Thanks for your questions.

Operator

I would like to turn the floor over to Pat for closing remarks.

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Ryan Specialty Group – Third Quarter 2021 Earnings Call, November 11, 2021

Patrick Ryan

Okay. Well, thank you for the great questions. We're very confident of our future. We feel pretty grateful for you following our business and your interest in joining us and investing with us. Look forward to speaking with you again when we'll be discussing our year end results for 2021. The year has gone very quickly. Thanks for your interest and your good questions. Have a good evening.

Operator

This concludes today's teleconference. You may disconnect your lines at this time and thank you for your participation.

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